Exhibit 99.1

inContact Reports Third Quarter 2010 Financial Results

Second Consecutive Quarter of Strong New Customer Contracts and Expansions

Salt Lake City – November 4, 2010 – inContact, Inc. (NASDAQ: SAAS), the market leader in cloud-based call center software and agent optimization tools, today reported financial results for the third quarter ended September 30, 2010.

“I am pleased to report that the third quarter represented our highest quarter of new customer contracts and expansions,” said Paul Jarman, inContact CEO. “We believe that the 56 new contracts, 34 from new customers and 22 from up-sells within our existing base, represent the largest quarterly revenue potential we ever have achieved in the company’s history, even surpassing the revenue potential of our record second quarter 2010 contracts. These new third quarter customers included a Fortune 500 business process outsourcer that employs more than 34,000 agents in 150 countries as well as a $4 billion market cap provider of advanced positioning technology solutions with call centers in 16 countries.

“Our strategies to accelerate our marketing and awareness efforts are working, and we are on track and on schedule with our expectations. We have grown the number of qualified sales opportunities by over 50% since the beginning of the year, reported two strong quarters of new contract wins and two record quarters of future revenue potential from these new contracts. The ultimate goal of increasing the growth rate of reportable software revenue should begin to materialize in a meaningful way in the current quarter and continue to accelerate as we begin 2011.”

THIRD QUARTER FINANCIAL RESULTS

Revenue

Software segment revenue totaled $8.3 million for the three months ended September 30, 2010, an increase of 13% from $7.4 million in the same period in 2009. Software segment revenue includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees.

Consolidated revenue for the quarter ended September 30, 2010 was $20.3 million, versus $20.9 million for the same period in 2009. This reflects an increase of $900,000 in Software segment revenue which was offset by a decrease of $1.6 million in Telecom segment revenue due to anticipated attrition.

Gross Profit and Gross Margin

Consolidated gross profit increased $115,000 in the third quarter compared to the same period in 2009. Software segment gross profit increased $323,000 in the quarter compared to the same period in 2009, which was offset by a decrease of $208,000 for the Telecom segment gross profit compared to the same period in 2009. Consolidated gross margin percentage increased to 43.4% in the third quarter compared to 41.5% for the same period in 2009.

Adjusted Net Income, EBITDAS and Net Loss

Adjusted net income for the third quarter 2010 was an adjusted net loss of $741,000 versus adjusted net income of $17,000 during the same period in 2009, as a result of our decision to increase spending over $750,000 on lead generation and awareness, as well as a one-time expense of $200,000. The difference between adjusted net income and GAAP Net Loss is amortization of intangible assets and stock-based compensation.

Earnings before interest, taxes, depreciation and amortization, and stock-based compensation (EBITDAS) for the third quarter 2010 were $564,000 versus $1.3 million during the same period in 2009. EBITDAS is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below). The decline in EBITDAS in the third quarter was related to the aforementioned increase in marketing efforts, as well as a one-time expense.

Net loss for the third quarter was $1.3 million, or $0.04 per share, as compared to a net loss of $553,000 or $0.02 per share for the same period in 2009. The decline was related to the aforementioned increase in marketing efforts, as well as a one-time expense. During the quarter, we recorded $1.3 million of depreciation and amortization.

RECENT BUSINESS AND NON-FINANCIAL HIGHLIGHTS

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Expanded operations into the Philippines and Europe. The targeted international expansion will help inContact expand the usage of the platform outside of the United States with existing customers that have operations there, win additional business in the U.S. with global companies and meet the demand from European and Asian companies.

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Announced record customer attendance at the company’s fifth annual inContact User Conference (ICUC). The conference included a general session called Tech Talk, where upcoming product offerings were previewed, including a social media routing solution to provide service to customers using Facebook and Twitter, and a new state-of-the-art reporting system that provides true analytics and actionable intelligence to the call center.

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Announced a patent-pending voice gateway technology that facilitates high quality interactions for International customers. The company’s first implementation is in Europe where it routes both incoming and outgoing call center calls through the inContact system, eliminating static and voice delay problems frequently experienced by other providers who do not have infrastructure in the region, improving service to existing customers, and offering a competitive advantage for prospective new multi-national accounts.

Jarman concluded, “We continue to make steady progress on a number of our strategic initiatives that are designed to drive and accelerate growth, and ensure our continued leadership position in the cloud-based contact center marketplace. I am anticipating a very successful and exciting 2011.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our third quarter 2010 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-in Number: 1-800-895-0198

International Dial-in Number: +1-785-424-1053

Conference ID#: 7INCONTACT

An audio file of the call will be available after November 8, 2010 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until November 11, 2010.

Toll-free replay number: 1-877-870-5176

International replay number: +1-858-384-5517

Replay Pin Number: 12321

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$8,887	$10,852
Restricted cash	80	80
Auction rate preferred securities	—	125
Accounts and other receivables, net of allowance for doubtful accounts of $1,161 and $1,371, respectively	9,993	9,165
Other current assets	2,141	1,584

Total current assets	21,101	21,806

Restricted cash	166	166
Property and equipment, net	10,911	10,378
Intangible assets, net	2,076	2,501
Goodwill	3,937	3,577
Other assets	362	501

Total assets	$38,553	$38,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$6,847	$6,120
Accrued liabilities	2,596	2,773
Accrued commissions	995	1,136
Current portion of deferred revenue	950	1,085
Current portion of long-term debt and capital lease obligations	1,330	1,844

Total current liabilities	12,718	12,958

Long-term debt and capital lease obligations	7,152	8,476
Deferred rent	309	369
Deferred revenue	21	134
Warrant liability	77	496

Total liabilities	20,277	22,433

Total stockholders’ equity	18,276	16,496

Total liabilities and stockholders’ equity	$38,553	$38,929

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)

(in thousands except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net revenue:
Software	$8,279	$7,357	$24,936	$21,189
Telecom	12,002	13,590	36,910	42,188

Total revenue	20,281	20,947	61,846	63,377

Costs of revenue:
Software	3,029	2,430	8,706	6,986
Telecom	8,444	9,824	26,329	31,204

Total costs of revenue	11,473	12,254	35,035	38,190

Gross profit	8,808	8,693	26,811	25,187

Operating expenses:
Selling and marketing	5,120	4,583	13,873	13,108
Research and development	1,503	1,331	3,906	3,480
General and administrative	3,490	3,123	9,089	10,859

Total operating expenses	10,113	9,037	26,868	27,447

Income (loss) from operations	(1,305)	(344)	(57)	(2,260)

Other income (expense):
Interest income	—	1	1	2
Interest expense	(82)	(144)	(198)	(527)
Other expense	(1)	—	(4)	—
Change in fair value of warrants	83	(54)	419	(430)

Total other income (expense)	—	(197)	218	(955)

Income (loss) before income taxes	(1,305)	(541)	161	(3,215)
Income tax expense	14	12	41	39

Net income (loss)	$(1,319)	$(553)	$120	$(3,254)

Net loss per common share:
Basic	$(0.04)	$(0.02)	$0.00	$(0.10)
Diluted	$(0.04)	$(0.02)	$0.00	$(0.10)

Weighted average common shares outstanding:
Basic	35,069	31,316	34,951	31,184
Diluted	35,069	31,316	35,912	31,184

Segment Reporting

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications plus the associated professional services and setup fees related to the software services product features. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect”. Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three and nine months ended September 30, 2010 and 2009 were as follows (in thousands):

	Three months ended September 30, 2010			Three months ended September 30, 2009
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$8,279	$12,002	$20,281	$7,357	$13,590	$20,947
Costs of revenue	3,029	8,444	11,473	2,430	9,824	12,254

Gross profit	5,250	3,558	8,808	4,927	3,766	8,693
Gross margin	63%	30%	43%	67%	28%	41%

Operating expenses:
Direct selling and marketing	4,001	859	4,860	3,116	1,220	4,336
Direct research and development	1,343	—	1,343	1,155	—	1,155
Indirect	2,981	929	3,910	2,465	1,081	3,546

Income (loss) from operations	$(3,075)	$1,770	$(1,305)	$(1,809)	$1,465	$(344)

	Nine months ended September 30, 2010			Nine months ended September 30, 2009
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$24,936	$36,910	$61,846	$21,189	$42,188	$63,377
Costs of revenue	8,706	26,329	35,035	6,986	31,204	38,190

Gross profit	16,230	10,581	26,811	14,203	10,984	25,187
Gross margin	65%	29%	43%	67%	26%	40%

Operating expenses:
Direct selling and marketing	10,528	2,608	13,136	8,346	4,094	12,440
Direct research and development	3,426	—	3,426	3,027	—	3,027
Indirect	7,708	2,598	10,306	7,770	4,210	11,980

Income (loss) from operations	$(5,432)	$5,375	$(57)	$(4,940)	$2,680	$(2,260)

Reconciliation of Non-GAAP Measures:

Adjusted Net Income, which is calculated as Net loss less amortization of intangible assets and stock-based compensation, and “EBITDAS,” which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, are not measures of financial performance under generally accepted accounting principles (GAAP). Adjusted Net Income and EBITDAS are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor do they serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider Adjusted Net Income and EBITDAS in isolation or as substitutes for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted Net Income (loss) to Net Income (loss) applicable to common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net income (loss)	$(1,319)	$(553)	$120	$(3,254)

Amortization of intangible assets	139	161	425	801
Stock-based compensation	439	409	1,015	1,219

Adjusted net income (loss)	$(741)	$17	$1,560	$(1,234)

Reconciliation of EBITDAS to Net Income (loss) applicable to common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net income (loss)	$(1,319)	$(553)	$120	$(3,254)
Depreciation and amortization	1,348	1,248	3,949	3,620
Stock-based compensation	439	409	1,015	1,219
Interest expense, net	82	143	197	525
Income tax expense	14	12	41	39

EBITDAS	$564	$1,259	$5,322	$2,149

About inContact

inContact (NASDAQ: SAAS) helps contact centers around the globe create profitable customer experiences through its powerful portfolio of cloud-based contact center software solutions. The company’s services and solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth. To learn more, visit www.inContact.com.

inContact Contact: Heather Hurst Communications Director 801-320-3591 heather.hurst@inContact.com	Investor Contact: Neal Feagans Feagans Consulting, Inc. 303-449-1184

inContact® is the registered trademark of inContact, Inc.